Exhibit 99.1

Titan Environmental Solutions Inc. Announces Agreement to Purchase Standard Waste Services, LLC

Troy, MI—January 16, 2024 –Titan Environmental Solutions Inc. (“Titan” or the “Company”) (OTCQB: TESI) announced today that the Company signed a Membership Interest Purchase Agreement (the “Purchase Agreement”) to acquire all of the outstanding membership interests of Standard Waste Services LLC (“Standard”), a waste management company based in Detroit, Michigan that provides commercial and industrial waste and recycling services throughout the greater Detroit metro area. The purchase consideration includes a combination of cash and capital stock of Titan and is subject to certain post-closing adjustments as described in the Purchase Agreement.

Standard was founded in 2017 by Dominic Campo to provide contracted commercial roll-off and front-load waste services, including dumpster compactor rentals, to customers principally in the Southeast Michigan market. Standard currently operates approximately 20 waste collection trucks servicing approximately 1,000 commercial and industrial customers. With a pipeline of additional pending new customers, Standard is expected to enable Titan to advance its commercial front-load segment, by securing recurring revenue pursuant to multiyear contracts with its customers.

“We are excited for the opportunity to merge the Standard operations with our current Titan operations in the Greater Detroit market,” said Glen Miller, CEO of Titan. “We look forward to welcoming Dominic Campo, one of Standard’s owners and an industry veteran, to the Titan team. Dominic and his team have built several growth-oriented and profitable waste companies since the 1970s, including Standard. Their extensive knowledge, experience, and significant relationships will enable us to expand Titan’s market presence both organically and acquisitively.”

In addition, the Purchase Agreement, among other items, also contains customary representations, warranties, and covenants of Titan, the sellers and Standard, which representations and warranties of the parties, except for customary fundamental representations, will remain in effect for 18 months following the closing. While there can be no assurances, Titan expects the transaction, which is subject to customary closing conditions being satisfied, to close in the first quarter of 2024.

More information regarding the Purchase Agreement can be found in Titan’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 16, 2024.

FOR MORE INFORMATION

Glen Miller

Chief Executive Officer

GMiller@titancares.com

About Titan Environmental Solutions Inc.

Titan Environmental Solutions Inc., based in Troy, MI, is a technology-enabled environmental services company with an emphasis on improving environmental efficiency while relying on brick and mortar, cash flow generating traditional waste management and recycling targets. In additional to Titan’s waste technology efforts, the Company will focus on being a consolidator of environmental service companies with a focus on acquiring well established, cash flow generating assets in the environmental industry, vertically integrating its operations and integrating future acquisitions into its technology-based solutions to waste management. Titan’s goal is to continue to grow as an entrepreneurial driven, service oriented, waste and recycling solutions company with a comprehensive waste solution platform to meet customer demands, including, collections, hauling, recycling, and technology-based waste reduction solutions. The Company’s vertically aligned services provide customers with convenience and increased revenues by lowering waste disposal costs. Please visit www.TitanCares.com for more information on the services Titan offers or call 248-775-7400.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Titan’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Titan’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to, those described under the heading “Risk Factors” in the Company’s Annual Report filed with the Securities and Exchange Commission (“SEC”) on Form 10-K, the Company’s Quarterly Reports on Form 10-Q and the Company’s Current Reports on Form 8-K.

Titan cautions that the foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in Titan’s most recent filings with the SEC. All subsequent written and oral forward-looking statements concerning Titan or other matters and attributable to Titan or any person acting on its behalf, are expressly qualified in their entirety by the cautionary statements above. Titan cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Titan does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.